UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539
_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2021
_____________________________

To The Shareholders of
    Aehr Test Systems:

                You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”), of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), to be held on October 19, 2021, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539. Due to public health concerns resulting from the COVID-19 pandemic, the Company will incorporate social distancing guidelines at the Annual Meeting, and also present the Annual Meeting via webcast. Login information for the webcast will be provided on the Company’s website prior to, and as of, the Annual Meeting date. The Company encourages shareholders to attend the meeting via webcast. You will not be able to vote while viewing the webcast. However, if shareholders would like to attend the Annual Meeting and vote in person, the Company will have the ability to accept ballots at the Company during the Annual Meeting. The Annual Meeting is being held for the following purposes:

    1. To elect seven directors of the Company to hold office until the next annual meeting or the election of their successors.

    2. To approve an amendment to the Company’s Bylaws to change the authorized number of directors and permit certain amendments to the Bylaws by unanimous consent of the Board of Directors of the Company.

    3. To approve an amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 1,000,000 shares of Common Stock (“Common Stock”).

    4. To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2022.

    5. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

    6. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        Only shareholders of record at the close of business on September 3, 2021 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors, GAYN ERICKSON President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 23, 2021. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

        ● COMPLETE AND RETURN A WRITTEN PROXY CARD; OR
        ● ATTEND THE COMPANY’S 2021 ANNUAL MEETING OF SHAREHOLDERS AND VOTE.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 19, 2021:

    The Company’s Proxy Statement, form of proxy card and 2021 Annual Report are available at: www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

_______________

PROXY STATEMENT
_______________

2021 ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on Tuesday, October 19, 2021 at 4:00 p.m. local time, and at any postponements, adjournments or other delays thereof. We refer to this annual meeting, as it may be postponed, adjourned or delayed, as the Annual Meeting.

        At the Annual Meeting, the shareholders will be asked:

    1. To elect seven directors of the Company to hold office until the next annual meeting or the election of their successors.

    2. To approve an amendment to the Company's Bylaws to change the authorized number of directors and permit certain amendments to the Bylaws by unanimous consent of the Board of Directors of the Company.

    3. To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 1,000,000 shares of common stock of the Company (“Common Stock”).

    4. To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2022.

    5. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

    6. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board has fixed the close of business on September 3, 2021 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

        The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended May 31, 2021, is being mailed with these proxy solicitation materials to all shareholders entitled to vote. This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 23, 2021.

THE ANNUAL MEETING

Date, Time and Place

        The Annual Meeting will be held on October 19, 2021 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539. Due to public health concerns resulting from the COVID-19 pandemic, the Company will incorporate social distancing guidelines at the Annual Meeting, and also present the Annual Meeting via webcast. Login information for the webcast will be provided on the Company’s website. You will not be able to vote while viewing the webcast. The Company encourages shareholders to attend the

Annual Meeting via webcast. However, if shareholders would like to attend the Annual Meeting and vote in person, the Company will have the ability to accept ballots at the Company during the Annual Meeting.

General

            The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

            Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 24,482,796 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies

            Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Confidentiality of Votes

            The Company handles proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. The Company will not disclose your vote either among its employees or to third parties, except, as we deem necessary: (1) to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which the Company may forward to its management.

Voting and Proxy Solicitation

            Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

            The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

            The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, then a majority of the shares present may adjourn the meeting to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHELD,” or “ABSTAIN” are counted toward the presence of a quorum.

            While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares represented at the Annual Meeting and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

            Broker non-votes (i.e., votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

            If you provide specific instructions with regard to certain items, the Company will vote your shares as you instruct on such items. If no instructions are indicated, the proxy holders will vote the shares as recommended by the Board.

Voting Requirements to Approve Proposals

            A plurality of the votes cast is required for the election of the directors, which means that the nominees for director receiving the highest number of affirmative votes will be elected as directors.

            The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to (i) approve an amendment to the Company’s Bylaws (ii) approve an amendment to the Company’s Equity Incentive Plan, (iii) ratify the appointment of BPM LLP as our independent registered public accounting firm, and (iv) approve, on an advisory and nonbinding basis, our executive compensation. If a stockholder abstains from voting on any of these proposals, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal. Broker non-votes, if any, will have no impact on the outcome of these proposals.

            Approval of executive compensation arrangements is an advisory vote. Accordingly, the results will not be binding on us, the Board or the Compensation Committee; however, the Compensation Committee will consider the outcome of the votes when evaluating our executive compensation principles, design and practices.

            If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker nonvotes.” Generally, broker nonvotes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide voting instructions. In tabulating the voting result for any particular proposal, we will not consider broker nonvotes to be votes cast on that proposal. Thus, broker nonvotes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. The Company considers abstentions to be votes cast; accordingly, abstentions have the same effect as votes against the matter.

            The Company encourages shareholders to provide instructions to the shareholders’ bank or brokerage firm by voting the shareholders’ proxy. This action ensures the shares will be voted at the meeting in accordance with the shareholders’ wishes.

Deadline for Receipt of Shareholder Proposals for 2022 Annual Meeting

            Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in the Company's proxy materials relating to its 2022 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than May 26, 2022. Such proposals should be delivered to Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539, Attn: Secretary.

            If a shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment.

Shareholder Information

            IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

            If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention:

Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

            The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400, or by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices,” and selecting the legend of “Headquarters” on the map.

Webcast

            Login information for the webcast will be provided on the Company’s website www.aehr.com under the heading “Investor Relations.”

Internet Availability of Proxy Materials

            This Proxy Statement, the form of proxy card and 2021 Annual Report are available on the Company’s website www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

How to Vote

            If your shares are registered in your name with our transfer agent, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote in person by ballot at the special meeting. Based on your proxy cards, the proxy holders will vote your shares according to your directions.

            If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee.

            You may also attend the Annual Meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Voting results of the Annual Meeting

            The Company will announce the preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which Form 8-K will also be available on the Company’s investor relations website.

How can Shareholders Contact the Company’s Transfer Agent

            You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via courier service to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by telephoning 1-800-962-4284 (US, Canada, Puerto Rico), 1-781-575-3100 (non-US) or via email at web.queries@computershare.com, shareholder website is www.computershare.com/investor.

Additional Matters Presented at Annual Meeting

            Other than the items of business we describe in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gayn Erickson and Kenneth B. Spink, our President and Chief Executive Officer and Vice President of Finance and Chief Financial Officer, respectively, or either of them or their substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

PROPOSAL 1

ELECTION OF DIRECTORS

            At the Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director, if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

            The names of the nominees, ages as of May 31, 2021, and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	78	Chairman	1977
Gayn Erickson	56	President and Chief Executive Officer	2012
Fariba Danesh (2)	63	Director	2021(4)
Laura Oliphant (1)(2)(3)	58	Director	2019
Mario M. Rosati (3)	75	Director	1977(5)
Geoffrey G. Scott (1)(3)	72	Director	2020(6)
Howard T. Slayen (1)(2)	74	Director	2008
__________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Corporate Governance and Nominating Committee
(4) Ms. Danesh joined the Board in May 2021.
(5) Mr. Rosati was a member of the Board from 1977 to September 2008 and then rejoined the Board in February 2009.
(6) Mr. Scott joined the Board in September 2020.

            RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board since the Company’s inception in 1977. He also served as Executive Chairman of the Company from January 2012 to March 2013. Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012. From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

            Mr. Posedel brings to the Board senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

            GAYN ERICKSON has served as President, Chief Executive Officer and a member of the Board since January 2012. Prior to joining the Company, Mr. Erickson served as corporate officer, Senior Vice

President and General Manager of Verigy Ltd.’s memory test business from February 2006 until October 2011. Prior to that, he was Vice President of Marketing and Sales for Agilent Technologies' Semiconductor Memory Test products. He has over 33 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the late 1980s when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group. Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

            Mr. Erickson brings to the Board senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

            FARIBA DANESH has been a director of the Company since May 2021.  Ms. Danesh is currently Chief Operating Officer at PsiQuantum, a quantum computing startup based in Palo Alto, California that is using silicon photonics to build the world’s first useful quantum computer, applying existing semiconductor and photonics manufacturing processes.  Prior to joining PsiQuantum in January 2021, Ms. Danesh served for nine years as Chief Executive Officer of Glo AB, a venture-funded photonics/compound semiconductor company that designs and develops microLEDs chips and panels suitable for high brightness display applications. Prior to that, she was SVP, General Manager Fiber Optics Products Division of Avago Technologies (now Broadcom) for three years, where she had complete P&L responsibility for a $400 million annual revenue photonics business. Ms. Danesh received a BS in Biochemistry from Santa Clara University, and an Executive MBA from Stanford University.

            As a technology industry veteran, with 30 years of executive-level technology and operating leadership in multiple enterprise and consumer hardware markets, with special emphasis on semiconductor, photonics, telecommunications, and data storage, Ms. Danesh brings to the Board extensive knowledge, experience, and contacts in the compound semiconductor and optical semiconductor spaces.

            LAURA OLIPHANT has been a director of the Company since July 2019. From 2016 to 2018, she was the Chief Executive Officer of Translarity, a venture funded probe card company. From 2001 to 2016, she served as an Investment Director at Intel Capital, Intel’s venture capital organization, where she made and managed investments in the semiconductor capital equipment and materials area and received Intel’s highest award for the strategic impact of her contributions. Dr. Oliphant is a National Association of Corporate Directors (NACD) Board Leadership Fellow. She demonstrates her commitment to the highest standards of exemplary board leadership by earning NACD Fellowship, The Gold Standard Director Credential®, year after year. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. Dr. Oliphant received a BE in Chemical Engineering from Manhattan College in Riverdale, New York, and PhD in Chemical Engineering from the University of California, Berkeley.

            As a process manager and a director of the venture capital arm of one of the world’s largest semiconductor companies, Dr. Oliphant brings to the Board a broad range of experience in the semiconductor equipment space and a strong background in business development and financing and investment activities.

            MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then rejoined the Board in 2009. Mr. Rosati had been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation, which he joined in 1971, until his retirement in January 2020. Mr. Rosati is also a director of Sanmina Corporation, a publicly-held electronics manufacturing services company. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

            As a retired senior partner in a major Silicon Valley based law firm, Mr. Rosati brings legal expertise in the oversight of legal and regulatory compliance, mergers and acquisitions and financing experience to the Board. Mr. Rosati also brings to the Board a strong background in advising high-tech companies through his public company board experience.

            GEOFFREY G. SCOTT has been a director of the Company since September 2020. Since his retirement from Scott Asset Management in 2017, Mr. Scott has been a private investor. From

1995 to 2017, he was President of Scott Asset Management, an investment group focused on industry leading small cap companies. From 1991 to 1995, he served as Vice President of Merrill Lynch in the Capital Markets Group. From 1973 to 1990, he was employed by Chase Manhattan Bank in the Corporate Banking Group. He received a B.A. from Dartmouth College.

            With past board experience with emerging, fast growth companies, Mr. Scott brings to the Board extensive experience both in corporate finance and as a long-term investor.

            HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently serves as a director or committee member for several non-profit organizations. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

            As the former Vice President and Chief Financial Officer of a high-tech company, former Corporate Finance Partner for a large international accounting firm, and former chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance. Mr. Slayen also brings to the Board a strong background in advising high-tech companies through his prior public company board experience.

Vote Required and Recommendation of the Board

            The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

Director Compensation

            Gayn Erickson, inside director of the Company during fiscal year 2021, did not receive any compensation for his services as member of the Board. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Rhea Posedel retired as an employee of the Company, effective July 26, 2019, and accordingly became an outside director as of that date. Rhea Posedel’s compensation as a Chairman of the Board was $70,000 paid in quarterly installments starting in the second quarter of fiscal 2020, and was eligible to participate in some of the Company’s benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance. Each other outside director received (1) an annual retainer of $40,000 paid in quarterly installments (2) $2,500 for each regular board meeting such member attended, and (3) $1,250 for each special telephonic board meeting such member attended. Committee members attending a committee meeting not held in conjunction with a regular board meeting received the following amounts: Audit Committee chair - $2,000; Audit Committee member - $1,500; Compensation Committee chair - $1,750; and other committee members - $1,250. The Board and its committees may elect to waive Board fees, or receive Restricted Stock Units, or RSUs, or stock options in lieu of cash Board fees. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings.

            On July 14, 2020, Laura Oliphant, Rhea Posedel, Mario Rosati and John Schneider (who resigned from the Board on September 2, 2020) were granted restricted stock units of 7,661, 9,409, 6,721 and 6,721 shares, respectively, in lieu of cash Board fees for the first quarter of fiscal 2021. On July 14, 2020, Howard Slayen was granted options to purchase 12,448 shares at a price of $1.86 per share and vested 100 percent of the shares on the date of grant in lieu of cash Board fees for the first quarter of fiscal 2021. On October 20, 2020, Laura Oliphant, Rhea Posedel, Mario Rosati, Geoffrey Scott and Howard Slayen were granted restricted stock units of 11,381, 13,060, 10,261, 10,448 and 11,754 shares, respectively, in lieu of cash Board fees for the second quarter of fiscal 2021. On January 19, 2021, Laura Oliphant, Rhea Posedel, Mario Rosati, Geoffrey Scott and Howard Slayen were granted restricted stock units of 6,889, 7,778, 6,111, 6,778 and 7,000 shares, respectively, in lieu of cash Board fees for the third quarter of fiscal 2021. On April 20, 2021, Laura Oliphant, Rhea Posedel, Mario Rosati, Geoffrey Scott and Howard Slayen were granted restricted stock units of 6,731, 8,413, 6,010, 6,731 and 6,971 shares, respectively, in lieu of cash Board fees for the fourth quarter of fiscal 2021. On September 2, 2020, an option to purchase 15,000 shares at a price of $1.84 was granted to Geoffrey Scott upon his appointment to the Board. On May 10, 2021, an option to purchase 15,000 shares at a price of $2.25 was granted to Fariba Danesh upon her appointment to the Board.

            Directors are also eligible to participate in the Company’s Equity Incentive Plans. On October 20, 2020, outside directors Laura Oliphant, Mario Rosati, Geoffrey Scott and Howard Slayen were each granted options to purchase 10,000 shares at $1.34 per share, and Rhea Posedel was granted options to purchase 18,000 shares at $1.34 per share.

            The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2021 to the Company’s directors other than Mr. Erickson:

  Director Compensation

		Fees Earned	Option	Stock	Non-equity	All Other	Total
		or Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation
Name	Year	Cash ($)	($) (1)	($)	Compensation ($)	($)	($)

Fariba Danesh (2)	2021	--	$22,103	$--	--	--	$22,103
Laura Oliphant	2021	--	8,487	59,000	--	--	67,487
Rhea J. Posedel	2021	--	15,277	70,000	--	$22,807(3)	108,084
Mario M. Rosati	2021	--	8,487	52,500	--	--	60,987
John M. Schneider (4)	2021	--	--	12,500	--	--	12,500
Geoffrey G. Scott (5)	2021	--	25,815	43,250	--	--	69,065
Howard T. Slayen	2021	--	23,002	46,000	--	--	69,002
__________________
            (1) The amounts reported represent the aggregate grant date fair value of equity awards granted in the fiscal year, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr Test’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC on August 27, 2021. At the end of fiscal 2021, the aggregate number of option awards outstanding for each director was as follows: 15,000 held by Fariba Danesh; 35,000 held by Laura Oliphant; 148,456 held by Rhea Posedel; 113,505 held by Mario Rosati; 101,957 held by John Schneider; 25,000 held by Geoffrey Scott and 136,337 held by Howard Slayen. Options granted generally vest at either 100 percent of shares on the date of grant or one-twelfth (1/12th) or one-forty-eighth (1/48th) of the shares each month after the date of grant, so long as the optionee remains a director of the Company.

            (2) Fariba Danesh joined the Board on May 10, 2021.

            (3) Includes health and life insurance premiums and medical costs paid by the Company in the amount of $22,807.

            (4) John Schneider resigned from the Board on September 2, 2020.

            (5) Geoffrey Scott joined the Board on September 2, 2020.

Board Matters and Corporate Governance

Board Meetings and Committees

            The Board held a total of six meetings during the fiscal year ended May 31, 2021. No incumbent director during his or her period of service in such fiscal year attended fewer than 75% of the aggregate number of all meetings of the Board and the committees of the Board upon which such director served.

            The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

            There were several recent matters that impacted Board committee assignments. Firstly, John Schneider resigned from the Board on September 2, 2020. Mr. Schneider was a member of our Audit and Corporate Governance and Nominating Committees. Secondly, Geoffrey Scott was appointed to the Board of Directors on September 2, 2020. Mr. Scott was appointed to the Audit and Corporate Governance and Nominating Committees. Thirdly, Mario Rosati was appointed to the Corporate Governance and Nominating Committee on September 2, 2020, replacing Howard Slayen in this position. Fourthly, Laura Oliphant was appointed to the Corporate Governance and Nominating Committee on September 2, 2020, adding an additional member to the committee. Lastly, Fariba Danesh was appointed to the Board of Directors on May 10, 2021. Ms. Danesh was appointed to the Compensation Committee, but was not a member for fiscal year 2021, notwithstanding her signature on the report of the Compensation Committee contained herein.

            The Audit Committee currently consists of directors Oliphant, Scott and Slayen, each of whom is an independent member of the Board, as defined by the NASDAQ Capital Market (“Nasdaq”), director independence standards, as well as applicable SEC rules, as currently in effect. The Audit Committee Chair is Howard Slayen. The Audit Committee held four meetings during fiscal year 2021. More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter approved by the Board. A copy of the Audit Committee charter is available on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The Board has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

            The Compensation Committee of the Board currently consists of directors Danesh, Oliphant and Slayen, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee Chair is Laura Oliphant. The Compensation Committee held two meetings during fiscal year 2021. The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board. The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

            The Corporate Governance and Nominating Committee of the Board currently consists of directors Oliphant, Rosati and Scott, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Corporate Governance and Nominating Committee Chair is Mario Rosati. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board; selects, or recommends for the selection of the Board director nominees; evaluates director compensation; reviews the composition of committees of the Board and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board and corporate officers. The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board. The Corporate Governance and Nominating Committee of the Board did not hold any meetings during the fiscal year ended May 31, 2021. The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Shareholder Recommendations

            The policy of the Board is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board should include the candidate’s name and qualifications for Board membership and should be addressed to:

Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn: Secretary

Director Qualifications

            Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board. They should have broad experience at the policy-making level in business. Members should be committed to enhancing shareholder value and should be able to devote sufficient time and resources to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other public company boards should be limited to a number that permits them, given their individual circumstances, to responsibly perform all of their duties as a director of the Company. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

            The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. As described above, the Board considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board. The Board may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

            The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations. This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance. Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board. A goal of the nomination process is for the Board to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

            The Board has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chairman, and Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

            Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders.

Code of Conduct and Ethics

            The Board has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

            The Board maintains a structure that currently separates the positions of Chairman of the Board and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board and Gayn Erickson currently serving in the position of Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board does not have a lead independent director nor does the Board have a specific role in risk oversight of the Company. The Chairman of the Board, Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board with information regarding the Company’s risks. The Board, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Communications with the Board

            The Company does not have a formal policy regarding shareholder communication with the Board. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

PROPOSAL 2
AMENDMENT TO THE BYLAWS

            Pursuant to the Company’s current amended and restated Bylaws (the “Bylaws”), the number of directors of the Company shall be not less than four (4) nor more than seven (7), with the exact number of directors fixed from time to time by a resolution duly adopted by the Board (currently set at seven (7)). The Board is proposing to amend the Bylaws in order to:

            (1) change the number of directors of the Company from not less than four (4) nor more than seven (7) to a new range of not less than five (5) nor more than eight (8), with the exact number of directors to be set initially at seven (7) effective upon approval of this amendment of the Bylaws; and

            (2) permit for any amendment to the Bylaws changing the authorized number of directors to be approved by the unanimous consent of the Board.

            The purpose of the proposed amendment is to enable expansion of the Board and to expedite and facilitate further changes to the size of the Board without requiring future votes of the shareholders of the Company. The relevant provisions of the Bylaws that are proposed to be amended are Section 3.2 of Article III and Section 9.2 of Article IX, and each shall be as stated below, which, if approved, will be incorporated into an amended and restated form of Bylaws, which are currently included in Exhibit 3.2 to the Company’s Annual Report and are incorporated by reference to this Proxy Statement.

            3.2  NUMBER AND QUALIFICATION OF DIRECTORS.

            The number of directors of the corporation shall be not less than five (5) nor more than eight (8). The exact number of directors shall be fixed from time to time, within the limits specified above, by a resolution duly adopted by the board of directors. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to this by-law duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

            9.2  AMENDMENT BY DIRECTORS.

            Subject to the rights of the shareholders as provided in Section 9.1 of these by-laws, by-laws, other than a by-law or an amendment of a by-law changing the authorized number of directors which shall require the unanimous consent of the board of directors, may be adopted, amended, or repealed by the board of directors.

Vote Required and Board of Directors’ Recommendation

            Approval of the amendment to the Bylaws requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AMENDMENT TO THE BYLAWS

PROPOSAL 3

AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

            The Board of Directors is proposing that the 2016 Equity Incentive Plan (the “2016 Plan”) be amended to increase the number of shares authorized thereunder by an additional 1,000,000 Shares of Common Stock (“Shares”). The Company previously reserved 3,434,579 shares of Common Stock for issuance under the 2016 Equity Incentive Plan.

            The Board of Directors is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next two fiscal years. In determining the number of additional Shares to reserve, the Board of Directors considered the Shares available for issuance, historical annual grant rate, and estimated future annual grants.

            As of August 31, 2021, a total of 739,782 Shares were available for grant under the 2016 Plan. If our shareholders approve this proposal, a total of 1,739,782 Shares will be reserved for issuance under the 2016 Plan, representing approximately 7% of our outstanding Shares as of that date. As described below, certain Shares subject to outstanding equity awards granted under our 2016 Plan may return to the 2016 Plan under certain conditions.

            The Board of Directors considered the number of equity awards that were historically granted in determining the additional shares to reserve. The Company granted stock options covering a total of 804,000, 738,000, and 297,000 Shares in fiscal years 2019, 2020, and 2021, respectively. The Company granted Restricted Stock Units covering a total of 25,000 and 340,000 Shares in fiscal years 2020 and 2021, respectively.

            At August 31, 2021 a total of 2,325,175 stock options were outstanding at an average exercise price of $2.16 per Share with expiration dates ranging from October 21, 2021 through July 13, 2028. The exercise prices of the outstanding options range from $1.22 per Share to $3.93 per Share. At August 31, 2021 at total of 239,829 Restricted Stock Units were outstanding and unvested.

            The Board of Directors believes that approval of the amended 2016 Plan will enable us to continue to use the 2016 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that equity awards granted under the 2016 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete.

            Other than to increase the number of Shares reserved for issuance under the 2016 Plan, our 2016 Plan has not been amended in any material way since our shareholders approved the 2016 Plan at our 2016 annual meeting of shareholders. Our Board of Directors approved the amendment to the 2016 Plan on September 7, 2021, subject to the approval of our shareholders at the Annual Meeting. If the proposed amendment to the 2016 Plan is not approved by our shareholders, the 2016 Plan will remain in effect without the amendment and awards will continue to be made under the 2016 Plan to the extent that shares remain available. However, in those circumstances, we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining employees who are vital to our future success.

Summary of the 2016 Plan

            The following paragraphs provide a summary of the principal features of the 2016 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2016 Plan and is qualified in its entirety by the specific language of the 2016 Plan.

Purposes of the 2016 Plan

            The purposes of the 2016 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.

Shares Available for Issuance

            Subject to the adjustment provisions contained in the 2016 Plan, at August 31, 2021 the maximum number of Shares available for issuance under the 2016 Plan is equal to the sum of 739,782 Shares, and any Shares granted under the 2016 Plan which expire or become unexercisable.

            The Shares may be authorized, but unissued, or reacquired common stock. As of August 31, 2021, the closing price of a share of our common stock on The Nasdaq Capital Market was $7.46.

            If any award granted under the 2016 Plan expires or becomes unexercisable without having been exercised in full or, with respect to restricted stock, restricted stock units, performance units, or performance shares, is forfeited to or repurchased by us due to failure to vest, then the unpurchased Shares (or for full value awards the forfeited or repurchased Shares) subject to such award will become available for future grant or sale under the 2016 Plan, unless it has terminated. With respect to the exercise of stock appreciation rights, the gross number of Shares actually issued pursuant to a stock appreciation right and Shares that represent payment of the exercise price and any applicable tax withholdings will cease to be available under the 2016 Plan. Except with respect to stock appreciation rights, Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2016 Plan. If an award is paid out in cash rather than Shares, such payment will not reduce the number of Shares available for issuance under the 2016 Plan.

            For purposes of determining the number of Shares that remain available for issuance under the 2016 Plan and the number of Shares returned to the 2016 Plan’s share reserve, each Share subject to an award other than an option, a stock appreciation right, or any other award that is based solely on an increase in value of the Shares following the grant date will count as 2.00 shares.

Limitation and Adjustments

            The 2016 Plan contains annual grant limits that were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as in effect prior to effectiveness of the Tax Cuts and Jobs Act of 2017 (“TCJA”) on January 1, 2018. However, as a result of the TCJA, compensation payable to “covered employees” within the meaning of Section 162(m) of the Code, for taxable years beginning on or after January 1, 2018, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code, except in limited circumstances with respect to certain grandfathered arrangements that were in effect on or before November 2, 2017. In particular, any restricted stock, restricted stock units, performance shares and performance units that were or may be granted under the 2016 Plan after the effectiveness of TCJA, including any awards to be granted under the 2016 Plan in the future, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code.

             The maximum number of Shares covered by or the maximum initial value of awards that can be issued to any particular employee or consultant under the 2016 Plan in any fiscal year is set forth below:

Award Type	Annual Number of Shares or Dollar Value
Stock Options	Maximum of 200,000 Shares (increasing to 400,000 Shares in the fiscal year the participant’s service as an employee begins)
Stock Appreciation Rights	Maximum of 200,000 Shares (increasing to 400,000 Shares in the fiscal year the participant’s service as an employee begins)
Restricted Stock	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Restricted Stock Units	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Performance Shares	Maximum of 75,000 Shares (increasing to 150,000 Shares in the fiscal year the participant’s service as an employee begins)
Performance Units	Maximum of 75,000 Shares with a maximum initial value of $250,000 (increasing to 150,000 Shares and $500,000 in the fiscal year the participant’s service as an employee begins)

            The 2016 Plan also provides that in any fiscal year, a non-employee board member may not be granted awards with a grant date fair value (determined in accordance with GAAP) exceeding $150,000 (increased to $300,000 in the fiscal year his or her service as an non-employee director begins). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.

            In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our common stock, the 2016 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, will adjust the number and class of shares that may be delivered under the 2016 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Administration

            For purposes of this summary of the 2016 Plan, the term “administrator” will refer to our Board of Directors or any committee designated by our Board of Directors to administer the 2016 Plan. Our Board of Directors has delegated administration of the 2016 Plan to the Compensation Committee. Our Board of Directors and the Compensation Committee may further delegate administration of the 2016 Plan to any committee of our Board of Directors, or a committee of individuals satisfying applicable laws appointed by our Board of Directors in accordance with the terms of the 2016 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. However, as a result of the TCJA, compensation payable to “covered employees” within the meaning of Section 162(m) of the Code, for taxable years beginning on or after January 1, 2018, will not be eligible to qualify as performance-based compensation under Section 162(m) of the Code, except in limited circumstances with respect to certain grandfathered arrangements that were in effect on or before November 2, 2017.

            Subject to the terms of the 2016 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; and to approve forms of award agreements for use with the 2016 Plan; to modify or amend each award (subject to the repricing restrictions of the 2016 Plan, including the exchange program prohibition), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2016 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2016 Plan. The administrator will issue all awards pursuant to the terms and conditions of the 2016 Plan.

            The Administrator may not implement a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entitled selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.

Eligibility

            All types of awards, other than incentive stock options, may be granted to our employees, non-employee directors and consultants and to the employees and consultants of any of our parent, subsidiary, or affiliate corporations. Incentive stock options may be granted only to employees of Aehr or any parent or subsidiary corporation of Aehr. As of August 31, 2021, we had approximately 80 employees (including 1 employee director and 5 non-director executive officers), and 6 non-employee directors.

Stock Options

            An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period of time. Each option granted under the 2016 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2016 Plan.

            The exercise price per share of each option generally may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent shareholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Capital Market.

            Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

            Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) three months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the three- month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2016 Plan. In no event will the option be exercisable after the end of the option’s term.

            The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent shareholder).

            The 2016 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

            A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the 2016 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

            The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

            Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

            The term of a stock appreciation right may not be more than ten years. The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

            Awards of restricted stock are rights to acquire or purchase Shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Unless otherwise provided by the administrator, a participant will forfeit any Shares of restricted stock that have not vested by the termination of the participant’s service. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms and conditions of the award. The administrator will determine the vesting conditions that apply to an award of restricted stock, but if an award of restricted stock was intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

            Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

            Restricted stock units represent rights to receive cash or a share of our common stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2016 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms and conditions of the award.

            The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of restricted stock units was, prior to the effectiveness of the TCJA, intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

            After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

            Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

            Each award of performance units or performance shares granted under the 2016 Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion. However, if an award of performance shares or performance units was, prior to the effectiveness of the TCJA, intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting conditions were based on a specified list of performance goals and certain other requirements, as further discussed below.

            After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.

            The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.

            A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.

Performance Goals

            The granting and/or vesting of awards under the 2016 Plan may be made subject to the attainment of performance goals applicable to an award recipient with respect to any discretionary award granted, including but not limited to one or more of the performance goals listed below. If the administrator desired (prior to the effectiveness of the TCJA) that an award of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the 2016 Plan qualify as performance-based compensation under Section 162(m), then the award could be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement, including: stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total shareholder return. Any performance goals may be used to measure the performance of our company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and performance goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB principles or include any items otherwise excludable under GAAP or under IASB principles. In all other respects, performance goals will be calculated in accordance with Aehr Test Systems’ financial statements, generally accepted accounting principles, or under a methodology established by the administrator prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period. In addition, the administrator will adjust any performance criteria, performance goal, or other feature of an award that relates to or is wholly or partially based on the number of, or the value of, any stock of Aehr Test Systems, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. The performance goals may differ from participant to participant and from award to award.

            To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to performance goals, and within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m) of the Code), the administrator will, in writing: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

            Awards generally are not transferable other than by will or by the laws of descent or distribution. However, the administrator may permit an award other than an incentive stock option to be assigned or transferred during a participant’s lifetime (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, (ii) to a “family member” (within the meaning of Form S-8 under the Securities Act of 1933, as amended) in connection with the participant’s estate plan, or (iii) or as required by law.

Dissolution or Liquidation

            In the event of a proposed dissolution or liquidation of our company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

            The 2016 Plan provides that, in the event of a merger or Change in Control, as defined in the 2016 Plan, each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

            If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

            For awards granted to our non-employee directors, in the event of a Change in Control, (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) and all other terms and conditions will be deemed met.

Forfeiture Events

            Each award under the 2016 Plan will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy or applicable laws.

Termination or Amendment

            The 2016 Plan will automatically terminate ten years from the date of its adoption by our Board of Directors, unless terminated at an earlier time by our Board of Directors. The administrator may amend, alter, suspend, or terminate the 2016 Plan at any time, provided that no amendment may be made without shareholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

            The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

            A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

            However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

            For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for certain purposes.

Nonstatutory Stock Options

            A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

            In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

            A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

            There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

            A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

            Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax

            A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2016 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for Aehr Test Systems

            We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met.

            THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND AEHR TEST SYSTEMS WITH RESPECT TO AWARDS UNDER THE 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

            The number of awards that an employee, director, or consultant may receive under the 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2016 Plan during the fiscal year 2021 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Shares Subject to Stock Option and Stock Award Granted	Average Per Share Exercise Price of Stock Option and Stock Award Grants
Gayn Erickson, President and Chief Executive Officer	105,081	$2.02
Kenneth B. Spink, VP of Finance and Chief Financial Officer	51,988	$2.05
Vernon Rogers, Executive VP of Sales and Marketing	40,604	$2.16
All executive officers, as a group	265,187	$2.09
All directors who are not executive officers, as a group	257,276	$1.73
All employees who are not executive officers, as a group	198,463	$1.88

Vote Required and Board of Directors’ Recommendation

            Approval of the amendment to the 2016 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Audit Committee of the Board of the Company has selected BPM LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2022, and the Board recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

            Representatives of BPM LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

            The following table sets forth the aggregate fees billed or to be billed by BPM LLP for the fiscal years ended May 31, 2021 and 2020:

            DESCRIPTION OF SERVICES

	2021	2020
Audit Fees	$181,929	$175,426
All Other Fees	4,991	4,990
Total Fees	$186,920	$180,416

            Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2021 and fiscal 2020 annual consolidated financial statements and for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods.

            All Other Fees. Aggregate fees billed or to be billed for professional services rendered for review of the Company’s Registration Statement on Form S-8.

            The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2021, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

Vote Required and Recommendation of the Board

            The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2022 requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” this proposal. Broker non-votes, if any, will have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

PROPOSAL 5

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

            In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

            As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company believes that its executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

            1. reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

            2. attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

            3. share the risks and rewards of the Company’s business with the Company’s executive officers; and

            4. maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

            The Company urges shareholders to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis”, as well as the “Summary Compensation Table” and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium-term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

            This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board. Although this resolution is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

            The Board unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

            “RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.”

Vote Required and Recommendation of the Board

            The advisory vote on executive compensation will be considered approved, on a non-binding, advisory basis, if it receives the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” this proposal. Broker non-votes, if any, will have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

            The names of the executive officers of the Company, ages as of May 31, 2021, and certain information about them as of the mailing date of this Proxy Statement are set forth below:

Name	Age	Position
Gayn Erickson	56	President and Chief Executive Officer
Kenneth B. Spink	60	Vice President of Finance and Chief Financial Officer
Donald P. Richmond II	65	Vice President of Engineering
David S. Hendrickson	64	Chief Technology Officer
Michael Brannan	53	Vice President of Operations
Vernon Rogers	54	Executive Vice President of Sales and Marketing
-------------------------------------

            GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

            KENNETH B. SPINK joined the Company in 2008 as Corporate Controller and was elected Vice President of Finance, Chief Financial Officer in September 2015. Mr. Spink has accounting and finance experience in high tech, public accounting, leasing, service and construction industries. He was previously the Corporate Accounting Manager at Applied Materials and began his career with the accounting firm Deloitte. Mr. Spink received a B.S. in Business Administration from California State University, Hayward.

            DONALD P. RICHMOND II joined the Company as a Senior Electrical Engineer for Aehr’s Wafer Level Test and Burn-in solutions in 1998, and has held several key positions before he was elected Vice President of Engineering in March 2018. Prior to joining the Company, Mr. Richmond was co-founder, member of the Board, and Vice President of Operations at ChipScale Inc. / Micro SMT Inc., a leader in chip scale packaging of semiconductor ICs & discrete circuits. Prior to that, Mr. Richmond served as president of TEAM Holdings LTD. / TEAM International LTD., a semiconductor packaging subcontractor. Mr. Richmond has over 40 years of executive and general management, operations, customer support and R&D program management experience dating back to the mid-1970s when he began his career in semiconductor design with Signetics Corporation. Mr. Richmond received a B.S.E.E. Technology from DeVry Institute Arizona.

            DAVID S. HENDRICKSON joined the Company in October 2000 as Vice President of Engineering and was elected Chief Technology Officer in March 2018. From 1999 to 2000, Mr. Hendrickson served as Platform General Manager, and from 1995 to 1999 as Engineering Director and Software Director of Siemens Medical (formerly Acuson Corporation), a medical ultrasound products company. From 1990 to 1995, Mr. Hendrickson served as Director of Engineering and Director of Software of Teradyne Inc. (formerly Megatest Corporation), a manufacturer of semiconductor capital equipment. Mr. Hendrickson received a B.S. in Computer Science from Illinois Institute of Technology.

            MICHAEL BRANNAN joined the Company as Vice President of Manufacturing and Operations in March 2020. He is a hands-on executive manager with extensive operations, sales, and marketing experience in test systems, probers, handlers, and probe cards. Prior to joining Aehr, Mr. Brannan was President and CEO of Harbor Electronics, a leading design & printed circuit board fabrication company delivering test tooling solutions to the semiconductor test industry, from 2015 to 2018. From 2006 to 2015, he has also held senior manager roles at Xcerra (formerly LTX and ECT) and at Kulicke & Soffa Interconnect which involved critical new platform qualifications from all the major ATE suppliers. Mr. Brannan is an alumnus of Santa Clara University where he was a combined science major in PsychoBiology.

            VERNON ROGERS joined the Company as Executive Vice President of Sales and Marketing in October 2018. Prior to joining Aehr, Mr. Rogers served as head of sales and marketing at GES preceding its acquisition by Kimball Electronics. Mr. Rogers, over the past 22 years, has held numerous senior executive sales, marketing and operations management positions, successfully building multi-channel sales distribution and support organizations at both public and start-up technology companies in the semiconductor and system level test space. His career has focused on nanoscale inspection, manufacturing, and test technologies with such leaders as LitePoint (acquired by Teradyne), Credence Systems Corporation (acquired by Xcerra), NPTest (acquired by Credence Systems) and Schlumberger Automated Test Equipment. He also oversaw sales for FlexStar Technology, a Bay Area leader in hard disk drives (HDD) and solid-state disk drives (SSD) test and burn-in. Mr. Rogers received a B.S. in Electrical Engineering from North Dakota State University.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

            The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

            The Company’s compensation programs are designed to:

            1. reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

            2. attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

            3. share the risks and rewards of the Company’s business with the Company’s executive officers; and

            4. maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

            To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company in determining compensation. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Overall Compensation

            The criteria for determining the appropriate salary level, bonus and equity awards for each of the executive officers include: (a) Company performance as a whole; (b) business unit performance (where appropriate); and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

            These criteria are usually related to a given fiscal year, but may, in some cases, be measured over a shorter or longer time frame.

            The processes used by the Compensation Committee include the following steps:

            1. The Compensation Committee periodically reviews information comparing the Company’s compensation levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

            2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

            3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and the Board, as appropriate.

            4. At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers’ relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and equity awards, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

            5. The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

Role of Compensation Committee

            The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Board, and currently consists of directors Danesh, Oliphant and Slayen, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

            The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and for determining the executive compensation packages offered to the Company’s executive officers.

            The Compensation Committee is responsible for:

            1. reviewing and approving the annual base salary for the Company’s executive officers, as well as any other benefits, compensation or employment-related arrangements, including (i) annual or special incentive bonuses, including the specific goals and amounts, (ii) equity compensation, and/or (iii) employment agreements, severance arrangements, and change in control agreements;

            2. making recommendations to the Board with respect to incentive compensation plans, including reservation of shares for issuance under employee benefit plans;

            3. reviewing the performance of the Company’s Chief Executive Officer;

            4. making recommendations to the Board on the Company’s executive compensation practices and policies, including the evaluation of performance by the Company’s executive officers and issues of management succession.

            Many of the actions take the form of recommendations to the full Board where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

            In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

            The Company designs base salary to provide the essential reward for an executive officer’s work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

            The Company utilizes equity-based compensation, including stock options and restricted stock units, or RSUs, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders. Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

            The Company also utilizes various forms of performance-based compensation, including cash bonuses, commissions, and RSUs that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

            Core benefits, such as the Company’s basic health benefits, 401(k) program, Employee Stock Ownership Plan, or ESOP, and life insurance, are designed to provide support to executive officers and their families.

            Currently, the Company uses the following executive officer compensation vehicles:

            ● Cash-based programs: base salary, annual bonus plan and commission plans; and

            ● Equity-based programs: The 2016 Equity Incentive Plan, the Amended and Restated 2006 Employee Stock Purchase Plan, or ESPP, and the ESOP.

            These programs apply to all executive level positions, except for the commission plans, which only applies to Gayn Erickson, the Chief Executive Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

            Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

            The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management. The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Annual Bonus

            The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a quarterly or one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

            In fiscal 2021, the Company’s Compensation Committee determined the maximum eligible cash bonus levels based upon the Company’s achievement of certain financial goals for Gayn Erickson and Kenneth B. Spink were up to 90% and 50% of their base salaries, respectively. Vernon Rogers was not eligible for the Company’s financial goal cash bonus in fiscal 2021. Based on the Company performance for the year, the Compensation Committee did not award any cash bonuses to the Company’s executive officers. In addition, the Compensation Committee approved profit-sharing bonus payable semi-annually based on Company net profit for Gayn Erickson, Kenneth B. Spink and Vernon Rogers, each at 5% of their base salaries. Based on the Company performance for the year, the Compensation Committee did not award any profit-sharing bonuses to the Company’s executive officers. Additionally, in fiscal 2021, the Compensation Committee approved a personal performance cash bonus for Gayn Erickson, Kenneth B. Spink and Vernon Rogers at a target of $88,877, $31,500 and $95,000, respectively. Based upon personal performance against milestones for fiscal 2021, the Compensation Committee awarded 3,440, 3,635 and 5,440 share restricted stock units, which are equivalent to a $7,500, $8,500 and $12,500 cash bonus in fiscal 2021 to Gayn Erickson, Kenneth B. Spink and Vernon Rogers, respectively. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Booking Commission

            During fiscal 2021, Vernon Rogers, the Executive Vice President of Sales and Marketing, was eligible to receive a booking commission based on achievement of booking objectives or quotas. Vernon Rogers receives a standard commission rate of 0.399% for bookings up to 100% of quota and an accelerated commission rate of 0.798% on bookings above quota. Commissions are considered earned at the time of booking and are paid after the close of the month of revenue recognition.

            Under this plan, Mr. Rogers earned $63,078 in fiscal 2021 which is included in the annual non-equity incentive plan compensation column in the Summary Compensation Table on page 34.

Revenue Commission

             During fiscal 2021, Gayn Erickson, the Company’s Chief Executive Officer, was eligible to receive a revenue commission rate of 0.219% for revenue up to 100% of target and an accelerated commission rate of 0.438% on revenue above target. The commission would be payable upon the Company’s quarterly achievement of a GAAP profit, before bonus, of $50,000 or more. Under this plan, the Compensation Committee awarded to Gayn Erickson 6,690 share restricted stock units, which is equivalent to a $16,724 cash bonus, in fiscal 2021.

Equity Compensation

            The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company. The Board determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry. The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year. The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The Company utilizes equity-based compensation, including stock options and RSUs, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

            The Company’s Compensation Committee generally grants stock options and RSUs to executive officers. Such grants are typically made at the first meeting of the Board held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company’s standard practice is to make stock option grants effective on or shortly after the executive officer’s hire date.

            In fiscal 2021, the Company granted a total of 720,926 RSUs and options to purchase shares of the Company’s common stock of which RSUs and options covering a total of 265,187 shares were granted to the Company’s executive officers, representing 36.8% of all RSUs and options granted in fiscal 2021. The Company’s Compensation Committee does not apply a formula for allocating equity awards to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year.

Other Benefits

            Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2016 Equity Incentive Plan, ESOP, and ESPP. The executive officers participate on the same basis as other employees, except that the Company makes payments for a supplemental insurance to cover the uninsured out-of-pocket amounts related to healthcare for the executive officers. Other than these payments, there were no other special benefits or perquisites provided to any executive officer in fiscal 2021, except that Vernon Rogers received auto allowance payments. During fiscal 2021, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and ESOP. The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2021. During fiscal 2021, the Company contributed $60,000 to the Company’s ESOP.

            The Company entered into Change of Control Severance Agreements on January 3, 2012 with Mr. Gayn Erickson; on September 9, 2015 with Mr. Kenneth B. Spink; and on October 12, 2018 with Mr. Vernon Rogers; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

            In the event of a termination following a change of control, the amounts payable to Messrs. Erickson, Spink and Rogers based on their base salaries at May 31, 2021, would be $466,774, $173,007 and $143,942, respectively. In addition to the amounts payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officers’ unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 28, 2021 (the last business day of the last fiscal year) of $2.25 and the exercise price of the stock options for Messrs. Erickson, Spink and Rogers would be $43,308, $16,657 and $28,910, respectively, and the aggregate values of the acceleration of vesting of the executive officers’ unvested RSUs based on the closing price of the Company’s Common Stock on May 28, 2021 of $2.25 for Messrs. Erickson, Spink and Rogers would be $143,492, $65,102 and $36,862, respectively.

Compensation of the Chief Executive Officer

            The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Mr. Gayn Erickson, the Company’s Chief Executive Officer, in fiscal year 2021. In setting both the cash-based and the equity-based elements of Mr. Erickson’s compensation, the Compensation Committee considered the Company’s performance, competitive forces taking into account Mr. Erickson’s experience and knowledge, and Mr. Erickson’s leadership in achieving the Company’s long-term goals. During fiscal year 2021, Mr. Erickson received 6,690 share restricted stock units, which vested immediately as part of his revenue commission arrangement, as described above under the section titled “Revenue Commission,” and 3,440 share restricted stock units, which vested immediately as his personal performance bonus. The Compensation Committee believes Mr. Erickson’s fiscal year 2021 compensation was fair relative to the Company’s performance and Mr. Erickson’s individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

Tax and Accounting Considerations

            The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

            Section 162(m) of the Internal Revenue Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our Chief Executive Officer and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions. Although the Compensation Committee may consider the tax implications as one factor in making compensation decisions for our covered employees, the Compensation Committee also considers other factors in making such decisions, including ensuring that our executive compensation program supports our business strategy. Consequently, the Compensation Committee retains the discretion and flexibility to compensate our named executive officers in a manner consistent with the objectives of our executive compensation program and the best interests of the Company and our shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

            The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Compensation of Executive Officers

            The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2021, 2020 and 2019 by the Company’s Chief Executive Officer, and each of the two other most highly compensated executive officers for the fiscal year ended May 31, 2021. We refer to these executive officers as our named executive officers.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation (2)	Compensation (3)	Total
Gayn Erickson	2021	$225,460	$--	$211,922(4)	$4,315	$--	$42,996(5)	$484,693
President and Chief	2020	$288,766	$20,000	$26,094	$133,093	$29,352	$35,948	$533,253
Executive Officer	2019	$288,766	--	--	$157,017	--	$35,146	$480,929

Kenneth B. Spink	2021	$166,399	$--	$106,828(6)	$4,523	$--	$19,998(7)	$297,748
Vice President of Finance	2020	$218,504	$4,000	--	$53,205	$--	$17,063	$292,772
and Chief Financial Officer	2019	$218,504	--	--	$64,987	$--	$17,752	$301,243

Vernon Rogers	2021	$186,550	$--	$87,506(8)	$--	$63,078	$52,661(9)	$389,795
Executive Vice President of	2020	$250,016	$22,500	--	$38,748	$70,639	$51,393	$433,296
Sales and Marketing	2019	$150,010	--	--	$343,600	$55,319	$27,839	$576,768
__________________

(1) The amounts reported represent the aggregate grant date fair value of equity awards granted in the respective fiscal years, as determined pursuant to ASC 718 (but excluding the effect of estimated forfeitures for performance-based awards). The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr’s Annual report on Form 10-K for fiscal 2021 filed with the SEC on August 27, 2021.

(2) Revenue and booking commissions earned.

(3) Consists of contributions made by the Company under its ESOP, health and life insurance premiums, medical costs and auto allowance paid by the Company.

(4) Includes restricted stock units issued in lieu of cash for revenue commissions earned, personal performance bonus earned and the repayment of 30% salary deduction in the second half of fiscal 2021 in the amounts of $16,724, $7,500 and $43,315, respectively.

(5) Includes health and life insurance premiums and medical costs paid by the Company in the amount of $33,625.

(6) Includes restricted stock units issued in lieu of cash for personal performance bonus earned and the repayment of 30% salary deduction in the second half of fiscal 2021 in the amounts of $8,500 and $32,776, respectively.

(7) Includes health and life insurance premiums and medical costs paid by the Company in the amount of $18,258.

(8) Includes restricted stock units issued in lieu of cash for personal performance bonus earned and the repayment of 30% salary deduction in the second half of fiscal 2021 in the amounts of $12,500 and $37,502, respectively.

(9) Includes health and life insurance premiums and medical costs in the amount of $37,867, and auto allowance in the amount of $12,000 paid by the Company.

Grants of Plan Based Awards in Fiscal 2021

            The following table provides information with regard to each grant of an award made to the named executive officers during the fiscal year ended May 31, 2021.

				All Other	All Other
				Stock	Option
				Awards:	Awards:
	Estimated Future Payouts			Number of	Number of	Exercise	Grant Date
	Under Non-Equity			Shares of	Securities	Price of	Fair Value of
	Incentive Plan Awards (1)		Grant	Stock or	Underlying	Option	Stock Option
Name	Target ($)	Maximum ($)	Date	Units (2)	Option # (3)	Awards ($)	Awards ($)
Gayn Erickson (4)	$144,383	$274,328	07/14/20	77,625	--	--	$144,383
			04/16/21	3,440	--	--	$7,500
			07/06/21	6,690	--	--	$16,725
			07/06/21	17,326	--	--	$43,315
Kenneth B. Spink (5)	$65,551	$120,177	07/14/20	35,243	--	--	$65,552
			04/16/21	1,835	--	--	$4,000
			07/06/21	1,800	--	--	$4,500
			07/06/21	13,110	--	--	$32,776
Vernon Rogers (6)	$12,500	$12,500	07/14/20	20,163	--	--	$37,503
			04/16/21	3,440	--	--	$7,500
			07/06/21	2,000	--	--	$5,000
			07/06/21	15,001	--	--	$37,502
__________________

(1)   Reflects the target and maximum values of cash bonus awards based upon the Company’s achievement of certain financial goals, excluding commissions, to the named executive officers in fiscal 2021. Based on the Company performance for the year, the named executive officers did not earn any financial goal bonus.

(2)   Officers received RSUs under the Company’s 2016 Equity Incentive Plan which vest over four years on July 14, 2020. Officers received RSUs for personal performance bonus in lieu of cash on April 16, 2021 and July 6, 2021. Officers received RSUs in lieu of cash for the repayment of a 30% salary reduction in the second half of fiscal 2021 on July 6, 2021.

(3)  There were no options granted to officers during fiscal 2021.

(4)   Besides bonus on the Company’s financial goals, Mr. Erickson is eligible to receive a bonus based on personal performance milestones with a target of $88,877. These bonus award amounts actually earned by Mr. Erickson in fiscal 2021 are shown in footnote (4) of Summary Compensation Table for fiscal 2021. Additionally, Mr. Erickson is eligible to receive revenue commission only when the Company’s quarterly GAAP profit, before bonus, is equal $50,000 or more. Revenue commission is calculated at 0.219% for revenue up to 100% of target and accelerated commission rate of 0.438% on revenue above target. The commission amounts actually earned by Mr. Erickson in fiscal 2021 are shown in footnote (4) of Summary Compensation Table for fiscal 2021.

(5)   In addition to a bonus based on the Company’s financial goals, Mr. Spink is eligible to receive a bonus based on personal performance milestones with a maximum of $31,500. These bonus award amounts actually earned by Mr. Spink in fiscal 2021 are shown in footnote (6) the Summary Compensation Table for fiscal 2021.

(6)  Mr. Rogers is eligible to receive a bonus based on personal performance milestones with a target of $95,000. These bonus award amounts actually earned by Mr. Rogers in fiscal 2021 are shown in footnote (8) of the Summary Compensation Table for fiscal 2021. Additionally, Mr. Rogers is eligible to receive a booking commission without maximum amounts. Booking commission is calculated at 0.399% for revenue up to 100% of target and an accelerated commission rate of 0.798% on revenue above target. The commission amounts actually earned by Mr. Rogers in fiscal 2021 are shown in the Summary Compensation Table for fiscal 2021 under the heading “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal 2021 Year-End

            The following table presents certain information concerning the outstanding equity awards held as of May 31, 2021 by each named executive officer.

	Stock Awards		Option Awards
	Number of Shares	Market Value of Shares	Number of Securities		Option	Option
	of Stock or Units	of Stock or Units	Underlying Unexercised Options (3)		Exercise	Expiration
Name	Unvested (1)	Unvested (2)	Exercisable	Unexercisable	Price	Date

Gayn Erickson	63,774	$143,492	100,000	--	$2.710	8/20/2021
			57,000	--	$2.100	4/21/2022
			42,750	--	$1.680	7/25/2023
			32,774	1,426	$3.930	7/11/2024
			68,749	31,251	$2.400	8/17/2025
			59,581	70,419	$1.635	7/16/2026

Kenneth B. Spink	28,934	$65,102	12,000	--	$2.710	8/20/2021
			9,500	--	$2.100	4/21/2022
			29,000	--	$2.300	9/9/2022
			18,000	--	$1.680	7/25/2023
			23,383	1,017	$3.930	7/11/2024
			29,218	13,282	$2.400	8/17/2025
			22,916	27,084	$1.635	7/16/2026

Vernon Rogers	16,383	$36,862	129,165	70,835	$2.030	10/23/2025
			50,000	--	$1.710	12/12/2025
			18,332	21,668	$1.635	7/16/2026

__________________
(1) RSUs generally vest starting three months after the date of grant, and with an additional 1/16th of the total number of RSUs vesting each three months thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2) Market value of RSUs was based on the closing price of the Company’s Common Stock on May 31, 2021 of $2.25.

(3) Stock options outstanding are generally exercisable starting one month after the date of grant, with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

Stock Awards Vested and Option Exercises in Fiscal 2021

            The following table provides information concerning option exercises and RSUs vested by the named executive officers during the fiscal year ended May 31, 2021.

	Stock Awards		Option Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Vesting (#)	Vesting ($) (1)	Exercise (#)	Exercise ($) (2)
Gayn Erickson	45,755	$103,342	95,000	$61,750
Kenneth B. Spink	24,929	57,285	--	--
Vernon Rogers	24,221	57,373	--	--
__________________

(1) The aggregate value realized upon vesting of RSUs represents the closing price of the Company’s Common Stock reported by the Nasdaq Capital Market on the vesting date multiplied by the number of RSUs vested.

(2) The aggregate value realized upon exercise of stock options represents the difference between the exercise price and the closing price of the Company’s Common Stock reported by the Nasdaq Capital Market on the exercise date multiplied by the number of options exercised.

Potential Payments Upon Termination or Change of Control

            The following table shows the potential payments upon termination or change of control for the named executive officers as of May 31, 2021 pursuant to each officer’s Change of Control and Severance Agreement, as disclosed in more detail in the section titled “Elements of Compensation - Other Benefits,” above.

Involuntary
Termination not for
Cause Following a
Named Executive Officer Benefits and Payments Upon Termination:	Change of Control (1)
Gayn Erickson
Base salary	$433,149
Medical continuation	33,625
Value of accelerated stock options (2)	43,308
Value of accelerated RSUs (3)	143,492
Kenneth B. Spink
Base salary	$163,878
Medical continuation	9,129
Value of accelerated stock options (2)	16,657
Value of accelerated RSUs (3)	65,102
Vernon Rogers
Base salary	$125,008
Medical continuation	18,934
Value of accelerated stock options (2)	28,910
Value of accelerated RSUs (3)	36,862
__________________

(1)
A change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Involuntary termination not for cause means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts, and also includes resignation following the occurrence of an adverse change in the executive officer’s position, duties, compensation or work conditions.

(2)
Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2021 of $2.25 and the exercise price of the stock options.

(3)
Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested RSUs based on the closing price of the Company’s Common Stock on May 31, 2021 of $2.25.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

            In its ordinary course of business, the Company may enter into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

            The Company retained WSGR as its legal counsel during a portion of the fiscal 2021. The Company retained Latham & Watkins LLP as its legal counsel in February 2021.

Compensation Committee Interlocks and Insider Participation

            The Compensation Committee currently consists of directors Danesh, Oliphant and Slayen. No interlocking relationship exists between the Board and Compensation Committee and the Board or compensation committee of any other company.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD

            The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Fariba Danesh

Laura Oliphant

Howard T. Slayen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2021, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent (2)
Directors and Named Executive Officers:
Rhea J. Posedel (3)	1,040,555	4.2%
Gayn Erickson (4)	935,779	3.8%
Fariba Danesh (5)	6,255	*
Laura Oliphant (6)	33,813	*
Mario M. Rosati (7)	353,403	1.4%
Geoffrey G. Scott (8)	658,165	2.7%
Howard T. Slayen (9)	390,908	1.6%
Kenneth B. Spink (10)	222,473	*
Vernon Rogers (11)	243,053	1.0%
All Directors and Executive Officers as a group (12 persons) (12)	4,296,448	16.7%

Principal Shareholders:
AWM Investment Company, Inc. (13) 527 Madison Avenue, Suite 2600, New York, NY 10022	1,898,524	7.8%
Royce & Associates, LP (14) 745 Fifth Avenue, New York, NY 10151	1,047,900	4.3%
__________________
*  Represents less than 1% of the Common Shares

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)
Percentage ownership is based on 24,482,796 shares of Common Stock outstanding on August 31, 2021. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2021 and shares of Common Stock subject to RSUs that are subject to vest within 60 days of August 31, 2021 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 869,555 shares held by the Rhea J. Posedel Family Trust, and 122,206 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(4)
Includes 286,239 shares issuable upon the exercise of stock options exercisable and 8,086 RSUs vesting within 60 days of August 31, 2021.

(5)
Includes 4,693 shares held by the Fariba Danesh Revocable Trust U/A DTD 06/28/2001, and 1,562 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(6)
Includes 30,376 shares held by Laura A Oliphant TTEE Oliphant Family Living Trust U/A DTD 05/11/1999, and 3,437 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(7)
Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/5/90, 58,181 shares held by Mario M. Rosati and Danelle Storm Rosati, Trustees of the Rosati Family Trust U/D/T dated May 23, 1997, and 113,505 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(8)
Includes 61,509 shares held by Geoffrey Scott Living Trust and 250,000 shares held by Caroline Scott Living Trust, and 14,062 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(9)
Includes 136,337 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2021.

(10)
Includes 142,670 shares issuable upon the exercise of stock options exercisable and 3,671 RSUs vesting within 60 days of August 31, 2021.

(11)
Includes 222,497 shares issuable upon the exercise of stock options exercisable and 2,100 RSUs vesting within 60 days of August 31, 2021.

(12)
Includes 1,246,159 shares issuable upon the exercise of stock options exercisable and 17,504 RSUs vesting within 60 days of August 31, 2021.

(13)
Based on information reported by AWM Investment Company, Inc. on Schedule 13G/A filed with the SEC on February 13, 2019.

(14)
Based on information reported by Royce & Associates, LP on Schedule 13G filed with the SEC on January 29, 2021.

REPORT OF THE AUDIT COMMITTEE

            The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

            The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2021. BPM LLP, the Company’s independent registered public accounting firm for fiscal year 2021, issued their unqualified report dated August 27, 2021 on the Company's consolidated financial statements.

            The Audit Committee has also discussed with BPM LLP the matters required to be discussed by the Auditing Standards No. 1301, “Communications with Audit Committee” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from BPM LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM LLP relative to its independence. The Audit Committee has considered whether BPM LLP's provision of non-audit services is compatible with its independence.

            Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2021 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE Laura Oliphant Geoffrey G. Scott Howard T. Slayen

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2021, except that the Form 4 of Gayn Erickson reporting shares withheld for taxes on quarterly RSUs vested on January 14, 2021 was inadvertently filed late.

FINANCIAL STATEMENTS

            The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

            The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors, GAYN ERICKSON President and Chief Executive Officer

Dated: September 23, 2021

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5.

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1. Election of Directors:

01 - Rhea J. Posedel	02 - Gayn Erickson	03 - Fariba Danesh	04 - Laura Oliphant
05 - Mario M. Rosati	06 - Geoffrey G. Scott	07 - Howard T. Slayen	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

6. In their discretion, the proxyholders are authorized to vote upon such other matter or matters which may properly come before the Annual Meeting or any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. - Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

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03ILMC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AEHR TEST SYSTEMS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS

The undersigned shareholder of Aehr Test Systems, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Gayn Erickson and Kenneth B. Spink, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 19, 2021, at 4:00 p.m., local time (the "Meeting Date"), at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card. Due to public health concerns resulting from the COVID-19 pandemic, the Company will incorporate social distancing guidelines at the Annual Meeting, and also present the Annual Meeting via webcast. Login information for the webcast will be provided on the Company's website prior to, and as of, the Meeting Date. The Company encourages shareholders to attend the meeting via webcast. Shareholders will not be able to vote while viewing the webcast. However, if shareholders would like to attend the Annual Meeting and vote in person, the Company will have the ability to accept ballots at the Company during the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS, (2) FOR THE AMENDMENT TO THE BYLAWS (3) FOR THE AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN, (4) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (5) FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND (6) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE SIGN AND DATE ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.